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FOR IMMEDIATE RELEASE


                     BERKSHIRE BANK TO OPEN ALBANY, NEW YORK
                              REPRESENTATIVE OFFICE

                BRUCE C. PECK TO HEAD NEW CAPITAL DISTRICT OFFICE


PITTSFIELD, MA, July 8, 2004 - Berkshire Hills Bancorp, Inc. (the "Company"), (AMEX:BHL), the holding company for Berkshire Bank (the "Bank") announced that the Bank has received approval from the State of New York Banking Department, to open a representative office at 54 State Street in Albany. This will be the Bank's first facility in the State of New York and it will initially offer commercial loans and related services from this new office commencing on July 12, 2004.

Commenting on the Bank's expansion into New York, Michael P. Daly, president and CEO of the Company and the Bank said, "Over the last several years, Berkshire Bank has developed relationships with many commercial loan customers in Albany and surrounding areas. We plan to build on those relationships as well as establish new ones. We are recognized as a leader in community banking and believe that our style of banking will be warmly received in the Capital District. Albany and the Greater Capital District are very exciting places in the early stages of growth and prosperity, and we want to be a significant part of that."

Heading up this new office is Bruce C. Peck, vice president-commercial banking, who has over thirty years of banking experience and extensive knowledge of the Capital District. He earned both his B.A. in economics and an M.B.A. in finance from Columbia University. Peck joined the Bank's commercial lending division in 1998. Prior to that, during his banking career in the Capital District, he was the senior loan officer at the former Union National Bank and a senior commercial loan officer at the former Home & City Savings Bank. Peck has served in various capacities on the board of the Parson Child & Family Center in Albany since 1978 and is a former board member of the Geneva, New York Chamber of Commerce and the Ontario County, New York United Way. He and his wife Barbara reside in East Greenbush.

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks, and is the largest banking institution based in western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts, with 11 branch offices serving communities throughout Berkshire County and a representative office in Albany, New York. The Bank is committed to continuing to operate as an independent bank, delivering exceptional customer service and a broad array of competitively priced retail and commercial products to its customers. For more information, call 1-800-773-5601 or visit www.berkshirebank.com.



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Statements  contained in this news release  contain  forward-looking  statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management, as
well  as  the  assumptions  made  using  information   currently   available  to
management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet web site (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in these forward-looking statements.




CONTACT: Berkshire Hills Bancorp, Inc.
         Elizabeth A. Mach, 413-445-8390



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